UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 5, 2016

____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At WEC Energy Group, Inc.’s 2016 Annual Meeting of Stockholders held on May 5, 2016, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Thirteen Directors for Terms Expiring in 2017

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

John F. Bergstrom	212,518,141	17,305,163	1,285,013	41,758,687
Barbara L. Bowles	216,170,996	13,666,390	1,270,931	41,758,687
William J. Brodsky	227,033,364	2,668,959	1,405,994	41,758,687
Albert J. Budney, Jr.	227,304,229	2,429,411	1,374,677	41,758,687
Patricia W. Chadwick	227,341,109	2,493,248	1,273,960	41,758,687
Curt S. Culver	218,467,998	11,282,759	1,357,560	41,758,687
Thomas J. Fischer	214,326,073	15,404,062	1,378,182	41,758,687
Paul W. Jones	225,728,674	3,983,106	1,396,537	41,758,687
Gale E. Klappa	215,599,539	14,280,617	1,228,161	41,758,687
Henry W. Knueppel	225,550,753	4,186,874	1,370,690	41,758,687
Allen L. Leverett	226,894,582	3,004,039	1,209,696	41,758,687
Ulice Payne, Jr.	215,022,880	14,806,933	1,278,504	41,758,687
Mary Ellen Stanek	218,292,105	11,542,951	1,273,261	41,758,687

Proposal 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2016

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
260,137,913	11,312,314	1,416,777	0

Proposal 3 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
195,755,218	32,451,478	2,901,621	41,758,687

Proposal 4 – Stockholder Proposal Regarding Proxy Access

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
169,743,938	57,366,904	3,997,475	41,758,687

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 10, 2016	William J. Guc -- Vice President and Controller

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